                       Exhibit 10.27(b) to the Form 10-K

                          LOAN MODIFICATION AGREEMENT

     THIS LOAN MODIFICATION AGREEMENT (the "Agreement") executed to be effective as of the 29th day of January, 1999, by and between ScanSource, Inc., a corporation organized and existing under the laws of South Carolina (hereinafter referred to as the "Borrower"); and Branch Banking and Trust Company of South Carolina, a state chartered banking institution with offices in Greenville, South Carolina (the "Bank").

                                  WITNESSETH:

     WHEREAS, the Bank has previously issued the Borrower a line of credit in an amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Revolving Credit Loan");

     WHEREAS, the Revolving Credit Loan is evidenced by that certain promissory note executed by Borrower dated November 25, 1996 (the "Revolving Credit Promissory Note");

     WHEREAS, the Revolving Credit Loan is further evidenced, among other things, by that certain Loan and Security Agreement executed by Borrower and the Bank dated November 25, 1996 (the "Loan Agreement"):

     WHEREAS, the Borrower has requested that the Bank, upon certain conditions described herein, increase the amount of the Revolving Credit Loan Commitment Thirty-Five Million and No/100 Dollars ($35,000,000.00) and to renew the Resolving Credit Loan; and

     WHEREAS, the expiration of the Revolving Credit Loan was extended pursuant to a Note Modification Agreement dated December 18, 1998 (the "Note Modification Agreement");

     WHEREAS, the Borrower desires to amend the terms of the Revolving Credit Loan pursuant to this Agreement and the Bank is willing to do so under certain conditions described herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein below, the sum of Five and No/100 Dollars ($5.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties do hereby acknowledge, the parties do hereby agree as follows:

     1. The Loan Agreement, the Revolving Credit Note, Note Modification Agreement, the other Loan Documents described in the Loan Agreement, and any and all other documents relating thereto or amended or renewed thereby are hereinafter referred to as the "Existing Loan Documents."

     2. The Revolving Credit Note is hereby renewed and amended and increased to the amount of up to $35,000,000.00, as evidenced by the Modification, Increase, Renewal and Restatement of Promissory Note of even date herewith, executed and delivered by the Borrower in favor of the Bank (the "Note Amendment"); and the Loan Documents shall be amended to govern, secure and include the Note Amendment to be effective as if the Note Amendment was executed as of the initial date of the Revolving Credit Note. All references in the Loan Documents to the Revolving Credit Note shall hereinafter reference the Note Amendment. The Note Amendment is not a novation or cancellation of the indebtedness evidenced by Revolving Credit Promissory Note.

     3.   The Loan Agreement is hereby amended as follows:

          a. The definition of Applicable Margin in Section 1 is hereby amended
                               -----------------
             so that the Debt to Tangible Net Worth/Margin table found therein is deleted and the following is hereby substituted in its place:

                    "Debt to Tangible Net Worth         Margin
                     --------------------------         ------
                    Less than or equal to .75:1.00      150 basis points
                    Between .75:1.00 and 1.35:1.00      175 basis points
                    Between 1.36:1.00 and 2.00:1.00     200 basis points"

          b. By adding a new definition of Commitment, as follows:
                                           ----------

             "Commitment means the applicable figure set forth in Section
              ----------
             2.01(A)(a)".

          c. Section 2.01(A) is hereby deleted and the following is hereby substituted in its place:

             "Subject to the terms of this Agreement, the Bank has agreed to make available to the Borrower for Borrower's use from time to time during the term of this Agreement, pursuant to this Agreement and the Credit Line Sweep Account Service Agreement, a total line of credit ("Revolving Credit Loan") at any time equal to the lesser of:

             (a) (i) if prior to the Borrower's fulfillment of the conditions of
             Section 2.01(C) hereof, $15,000,000.00, or (ii) if after the Borrower's fulfillment of the conditions of Section 2.01 (c) hereof, $35,000,000.00; or

             (b) the Borrowing Base;

             provided, however, that the Bank shall retain as a non-disbursed reserve from the Revolving Credit Loan an amount equal to the Borrower's Letter of Credit Obligations (the "Letter of Credit Reserve"). Borrower shall submit a completed collateral Report to the Bank at least once a month (within 15 days of month-end) so long as any Obligations are outstanding."

          d. By adding a new Section 2.01(c), as follows:

             "The Bank has agreed that, so long as there exists no default under any Obligation of the Borrower and the Borrower has provided the Bank with the following, the Commitment shall be increased to $35,000,000.00:

             i.   Payment of an extension fee of $12,000.00 to the Bank;

             ii. Receipt of evidence satisfactory to the Bank that the Bank has a first priority security interest in all of the Borrower's assets other than its real estate. Such evidence shall include, but not be limited to opinion letters from Borrower's counsel; and

             iii. Receipt of evidence satisfactory to the Bank that the Borrower has paid all necessary fees, taxes or other costs necessary to fully secure the Bank's security interest in the assets of the Borrower."

          e. The following shall be added to the end of Section 2.01(B)(i): "if the Commitment is limited to $15,000,000.00, and Eligible Inventory shall at no time exceed $11,500,000.00 if the commitment has been increased to $35,000,000.00, as provided herein;".

          f. The first sentence in Section 2.05(C) is hereby deleted and the following is substituted in its place: "An origination fee of $9,000.00 will be payable by the Borrower to the Bank on or before January 29, 1999, and if the Borrower elects to increase the Commitment from $15,000,000.00 to $35,000,000.00, a fee of
             $12,000.00 will be immediately payable by the Borrower to the Bank, along with submission of the other documents required hereunder."

          g. The first sentence in Section 6.01(P) is hereby deleted and the following substituted in its place: "Borrower will maintain at all times a Tangible Net Worth of not less than $49,000,000.00 as of June 30, 1998, which amount shall increase by not less than $3,500,000.00 as of each fiscal year of the Borrower."

          h. Section 6.02(E)(6) is hereby deleted and the following substituted in its place: "During any fiscal year of the Borrower, additional indebtedness of One Million and No/100 Dollars ($1,000,000.00)."

          i. Section 6.02(F) is hereby deleted and the following substituted in its place: "During each fiscal year of the Borrower, the Borrower's capital expenditures shall not exceed $2,500,000.00."

          j. The following is added to the end of Section 6.02(H): "unless the Borrower's acquisition of such stock in, or all or substantially all of the assets of another Person, whether in a single transaction or series of transactions do not exceed, for all such transactions, an aggregate of $2,000,000.00, including the purchase price thereof, and any and all expenses, fees, management incentives, and other costs related thereto."

          k. Section 6.02(K) is hereby deleted and the following substituted in its place: "Borrower shall not incur operating leases for machinery, real estate or equipment which in the aggregate annually require payments in excess of $450,000.00."

          l. Section 8.01 is hereby amended by replacing the date of October 31, 1998 with October 31, 2001.

     4. It is a condition to the Bank's agreement to amend the terms of the Revolving Credit Loan pursuant to this Agreement that the Borrower execute and/or deliver to the Bank the following, each of which must be acceptable to the Bank, in its sole discretion:

          a.  The Note Amendment;
          b.  A commitment fee of to $9,000.00;
          c. Evidence of the proper authorization of the Borrower to enter into this Agreement and to increase the Commitment.
          d. Evidence of the Bank's first priority security interest in the collateral described in the Loan Documents;
          e. All Uniform Commercial Code Financing Statements and/or amendments thereto necessary to fully protect the Bank's first priority security in the Borrower's assets, each of which must evidence payment for the taxes or filing fees relating thereto (collectively, the "new UCC's");
          f. Evidence of the Borrower's good standing in each of the jurisdictions in which the Borrower is required to be authorized to transact business; and
          g. An opinion from Borrower's counsel, including applicable Tennessee counsel, satisfactory to the Bank which states, among other things, that the Bank has a first priority security interest in all of the Borrower's assets other than its real property. Notwithstanding anything in this subsection (g) to the contrary, the Tennessee counsel opinion must be provided within 45 days of the date hereof.

     5. The term "Loan Documents" is hereinafter defined to include, but not limited to, the Existing Loan Documents, the Note Amendment and this Agreement.

     6. The Borrower hereby affirms that all of the representations and warranties set forth in the Loan Documents, as amended hereby, are true and correct as of the date hereof. The Borrower hereby warrants and covenants to the Bank that it has not changed its company name, principal place of business or the location of any of its assets, and that each of the exhibits to the Loan Agreement are accurate and complete.

     7. It is intended that the modification of the Loan Documents set forth in this Agreement and the Note Amendment shall not disturb the existing priority of the Bank's security interests.

     8. The Borrower represents and warrants that, at the time of the execution and delivery of this Agreement, (i) the Borrower has good and absolute title to the property encumbered by the Loan Documents (collectively the "Property"); has full power and authority to subject the same to the lien of the Loan Documents; and the same is free and clear of all liens, charges and encumbrances whatsoever, except those permitted by the Loan Documents; the Intercreditor Agreement by and between the Bank and Finova Capital Corporation dated April 30, 1998; and the Intercreditor Agreement by and between the Bank and IBM Creditor Corporation dated April 8, 1996; (ii) all leases to which the Borrower is party and valid and binding upon the Borrower and the landlord(s) referenced therein; (iii) all leases to which the Borrower is party and in good standing and no event of default has occurred pursuant to any such lease, except as specifically described in Exhibit A attached hereto; and (iv) the Borrower has provided to the Bank landlord lien waivers from all landlords of the Borrower, except those specifically waived by the Bank in writing.

     9. The Loan Documents shall secure payment of the Loan, as modified by this Agreement and Note Amendment, with the same force and effect as when the Loan Documents were executed.

     10. Any collateral given, pledged, assigned, or conveyed to the Bank by the Borrower as security for any of the Loan Documents, shall also secure each and every one of the Loan Documents, as amended hereby, whether such collateral shall be real or personal, contract rights or intangibles, and without regard to specific references in such collateral document to a specific Loan Document or an amount secured thereby.

     11. The execution, delivery and performance of this Agreement and each other agreement, note or other document contemplated hereby to which the Borrower is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or otherwise:

          a. require any governmental approval or violate any applicable law relating to the Borrower;
          b. conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of the Borrower, any material provisions of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or any governmental approval relating to the Borrower.

     12. Except as expressly amended herein, all terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

     13. It is the intention of each of the undersigned that the provisions of this Agreement are hereby incorporated by reference into and made a part of each of the Loan Documents.

     14. All costs, fees and expenses (including reasonable attorneys' fees), incurred in connection with this Agreement and/or the consummation of the transactions contemplated hereby shall be paid by the Borrower upon the execution hereof.

     15. The Borrower agrees to indemnify the Bank and hold the Bank harmless for any and all claims or causes of action that may arise in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that Bank shall not have the right to be indemnified for any liability resulting from the gross negligence or willful misconduct of Bank.

     16. This Agreement is not intended to operate as, and shall not be construed as, a waiver of any Event of Default, whether known to Bank or unknown, as to which all rights of Bank shall remain reserved.

     17. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     18. This Agreement shall be construed in accordance with, and governed by, the laws of the State of South Carolina.

     19. BORROWER WAIVES TRIAL BY JURY AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE A JUDGE OF THE COURT OF COMPETENT JURISDICTION.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of January 29, 1999.

                                             ScanSource, Inc.            (SEAL)


/S/ LEAH GANGLOFF                            By:   /S/ JEFFERY A. BRYSON
------------------------------                 --------------------------------
WITNESS                                      Its:  CFO
                                                 ------------------------------

/S/ JAMES BRICE
-------------------------------
WITNESS

                                             BRANCH BANKING AND TRUST
                                             COMPANY OF SOUTH CAROLINA
                                                                         (SEAL)

/S/ LEAH GANGLOFF                            By: RANDALL J. WHITE
-------------------------------                  ------------------------------
WITNESS                                      Its: VICE-PRESIDENT
                                                 ------------------------------

/S/ JAMES BRICE
-------------------------------
WITNESS

STATE OF SOUTH CAROLINA  )
                         )               PROBATE
COUNTY OF GREENVILLE

     PERSONALLY appeared before me the undersigned witness who made oath that s/he saw the within named ScanSource, Inc. by its duly authorized officer, sign, seal and as its act and deed deliver the within written instrument and that s/he with the other witness subscribing above witnessed the execution thereof.


                                      /S/ LEAH GANGLOFF
                                      ----------------------------------
                                      (Witness)


SWORN to and subscribed before me
this 29th day of January, 1999.

/S/ JAMES BRICE               (L.S.)
------------------------------
Notary Public for South Carolina
My Commission Expires: 8/17/2000

STATE OF SOUTH CAROLINA  )
                         )               PROBATE
COUNTY OF GREENVILLE

     PERSONALLY appeared before me the undersigned witness who made oath that s/he saw the within named Branch Banking and Trust Company of South Carolina by its duly authorized officer, sign, seal and as its act and deed deliver the within written instrument and that s/he with the other witness subscribing above witnessed the execution thereof.


                                      /S/ LEAH GANGLOFF
                                      ----------------------------------
                                      (Witness)


SWORN to and subscribed before me
this 29th day of January, 1999.

/S/ JAMES BRICE               (L.S.)
------------------------------------
Notary Public for South Carolina
My Commission Expires: 8/17/2000

                                   EXHIBIT A
                                   ---------

                          Leases Not In Good Standing

     l. Lease between Procom Supply Corporation and Diversified Properties dated July 24, 1986, amended April 30, 1998 covering the premises located at 4935 Mercury Street, Building J-l, San Diego, California, containing approximately 6,765 square feet, for a term expiring July 31, 2000. ScanSource acquired the assets of the Lessee in September 1997. ScanSource vacated the premises in December 1998 and claims the landlord breached the lease for unreasonably withholding consent to assign the lease. The Landlord has not filed any claim against ScanSource.

MAKER:   ScanSource, Inc.                                        751-0066566
                                                                 -----------
ADDRESS: 6 Logue Court, Suite G                                 Account Number
         Greenville, SC 29615
                                                                     003
                                                                --------------
                                                                  Note Number

                      MODIFICATION, INCREASE, RENEWAL AND
                        RESTATEMENT OF PROMISSORY NOTE

$35,000,000.00           $15,000,000.00         $        -0-                November 25, 1996       January 29, 1999
---------------         ---------------         ------------------------    -----------------       -----------------
Modified Amount         Original Amount         Balance at Modification       Original Date         Modification Date

     THIS MODIFICATION, INCREASE, RENEWAL AND RESTATEMENT OF PROMISSORY NOTE ("Note") is made this 29/th/ day of January, 1999, by and between ScanSource, Inc. ("Maker"), a South Carolina corporation, and BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA ("Bank"), a South Carolina banking corporation, having branch offices in Greenville, South Carolina. This Note renews, increases and restates Maker's Promissory Note dated November 25, 1996, as modified on December 18, 1998 (as modified, the "Original Note"), payable to the order of the Bank in the original principal amount of Fifteen Million and No/100ths Dollars ($15,000,000.00). As of the date hereof, the outstanding principal balance under the Original Note is $ -0-, and, at the Maker's request, the Bank has advanced the principal sum of $ -0-.

     FOR VALUABLE CONSIDERATION RECEIVED, Maker promises to pay to Bank or order at its offices in Greenville, South Carolina, or such other place as may be designated by Bank, the principal amount of Thirty-five Million and No/100ths Dollars ($35,000,000.00) as follows: (i) accrued interest payable monthly commencing February 26, 1999 and continuing on the same day of each calendar period thereafter with one final payment of all interest due on October 31, 2001 (the "Maturity Date"), and (ii) any unpaid principal and any accrued but unpaid interest on the Maturity Date. Prior to an event of default hereunder, the Maker may borrower, repay and reborrow until the Maturity Date. This Note may be prepaid in whole or in part at any time; provided, that any partial prepayment shall be applied first to interest then accrued, then to the outstanding principal balance in the inverse order of maturity. Principal and interest shall be payable in lawful money of the United States of America and in immediately available funds.

     Interest shall accrue on the principal balance outstanding at a fluctuating rate equal to the Adjusted LIBOR Rate, as defined in the Addendum to Promissory Note attached hereto and incorporated by reference herein, which shall be
adjusted monthly on the first day of each month.   From and after the date of
any event of default under this Note, interest shall accrue at the Bank's Prime Rate plus 5.0% per annum (the "default rate"), provided however that such rate shall not exceed at any time the highest rate of interest permitted under the law of the State of South carolina. The term "Prime Rate" as used herein means the rate of interest per annum announced by the Bank from time to time and adopted as its prime rate at its executive offices in Greenville, South Carolina, which is one of several rate indexes employed by the Bank when extending credit. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of 360 days. The Maker shall pay to Bank a late fee in the amount of 4% of any installment past due for 15 or more days. Where any installment payment is past due for 15 or more days, subsequent payments shall first be applied to the past due balance.

     This Note is executed and delivered by the Maker subject to the terms of a Loan and Security Agreement dated November 25, 1996, as amended by a Loan Modification Agreement dated of even date herewith between the Maker and the Bank (collectively, the "Loan Agreement"), and the Maker is entitled to the rights, benefits, and obligations set forth therein, reference to which is made for a complete description thereof. This Note is secured by a security interest in the Maker's assets granted under the Loan Agreement. The Maker hereby ratifies and affirms the terms and provisions of the Loan Agreement, and represents and warrants that it has no claims or defenses to their validity or enforceability. The indebtedness and obligations of the Maker evidenced by the Original Note are not extinguished hereby, and the Maker acknowledges that this Note constitutes a modification, renewal, increase and restatement of and for the Original Note. The execution and delivery of this Note shall in no way impair the security now held for the indebtedness evidenced by the Original Note, and all such security shall secure payment of this Note to the same extent as the Original Note.

     The failure to pay any part of the principal or interest when due under this Note or to fully perform any covenant or obligation under the Loan agreement or any other security document executed in connection therewith or on any other liability to Bank my the Maker, or by any guarantor or surety of this Note (such surety or guarantor herein called Obligor), or if any financial statement or other representation or warranty made to Bank by Maker or any Obligor shall be found to be materially incorrect or incomplete or in the event of a default under any other obligation of Maker in favor of Bank, or in the event Bank demands that Maker secure or provide additional security for their obligations under the Note and security deemed adequate and sufficient by Bank is not given when demanded, or in the event Maker shall terminate its existence or allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors or where a proceeding under bankruptcy or insolvency laws is initiated by or against Maker or any Obligor, or in the event Bank shall in good faith otherwise deem itself, its liens and security interests, or any collateral unsafe or insecure; or should Bank in good faith believe that the prospect of payment or performance is impaired, then any one of the same shall be material default hereunder and this Note and any other indebtedness due the Bank by Maker shall immediately become due and payable without notice, at the option of the Bank. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest shall bear interest at the default rate set forth above until such principal and interest have been paid in full, and the default rate shall apply from and after th date of any judgement obtained against Maker. In addition, in the event of any default, Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against obligation of the Bank to Maker or any Obligor.

     No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor any delay, omission, or waiver on any one occasion be deemed a bar to or a waiver of the same or of any other right on any future occasion. Maker and each Obligor regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind, and consents to any one or more extensions or postpones of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if any time there shall be available to the holder collateral for this Note, and to the additions or releases of any other parties or person primarily or secondarily liable herefor.

     If this Note is placed with an attorney for collection, Maker agrees to pay in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to reasonable attorney's fees. All obligations of Maker and of any Obligor shall bind their respective heirs, executors, administrators, personal representatives, and assigns. This Note shall be governed by and construed in accordance with the laws of South Carolina, and wherever, possible each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Maker hereby waives all exemptions and homestead laws. No waivers or modifications shall be valid unless in writing and signed by Bank. In case of a conflict between the terms of this Note and the Loan Agreement, the priority of controlling terms shall be first in the Loan Agreement, then in this Note.

     From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time and time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder note specifically waived, released, or surrendered in writing, nor shall the Maker, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, in any such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     IN WITNESS WHEREOF, the Maker on the day and year first written above has caused this Note to be executed under seal by its officer.

                                    SCANSOURCE, INC.
                                    a South Carolina Corporation          (SEAL)
ATTEST:

By: /S/ LEAH GANGLOFF               By: /S/ JEFFERY A. BRYSON             (SEAL)
    -----------------                   ---------------------------
    _________________ Secretary     Its: CFO
                                        ---------------------------

     [Corporate Seal]



                                    Approved:

                                    BRANCH BANKING AND TRUST COMPANY
                                    OF SOUTH CAROLINA                     (SEAL)


                                    By: /S/ RANDALL J. WHITE
                                        ------------------------------------
                                        /S/ RANDALL J. WHITE, Vice President
                                        ------------------------------------

                          ADDENDUM TO PROMISSORY NOTE


     THIS ADDENDUM TO PROMISSORY NOTE ("Addendum") is hereby made a part of the Modification, Increase, Renewal and Restatement of Promissory Note dated January 29, 1999, from ScanSource, Inc., a South Carolina corporation ("Borrower") payable to the order of Branch Banking and Trust Company of South Carolina ("Bank") in the principal amount of $35,000,000.00 (including all renewals, extensions, modifications and substitutions therefore, the "Note").

1    DEFINITIONS.

1.1 Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100ths of 1.0%) by adding (i) 30-day LIBOR plus (ii) the Applicable Margin, as described in the Loan and Security Agreement dated November 25, 1996, by and between the Bank and the Borrower, as amended of even date herewith (collectively, the "Loan Agreement"), which shall be adjusted monthly on the first day of each month for each LIBOR Interest Period. If the first day of any month falls on a date when the Bank is closed, the Adjusted LIBOR Rate shall be determined as of the last preceding business day. The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield.

1.2 30-day LIBOR means the average rate (rounded upward, if necessary, to the next higher 1/100th of one percent) quoted on Bloomberg Screen MMR2 or Page 3750 (or such replacement page) of the Telerate Service on the determination date for deposits in U.S. Dollars offered in the London interbank market for one month, or if the above method for determining LIBOR shall not be available, a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U.S. Dollar deposits.

1.3 LIBOR Advance means the outstanding principal balance of the Loan made by Bank to Borrower evidenced by this Note upon which the Adjusted LIBOR Rate of interest shall apply.

1.4 LIBOR Interest Period means a period of one calendar month as may be elected by the Borrower applicable to any LIBOR Advance which shall begin on the first day of any month notwithstanding the maturity date of this Note; provided, however, that a LIBOR Interest Period may be less than one calendar month in and only in the calendar month in which the Note originates or matures.

1.5 LIBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6 Standard Advance means the aggregate principal advances made by Bank to Borrower evidenced by this Note upon which the Standard Rate shall apply should the conditions in 2.2(b) occur.

1.7 Standard Rate means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the Bank's announced Prime Rate per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

II.  LOANS BEARING ADJUSTED LIBOR RATE

2.1  Election of Adjusted LIBOR Rate.  The Adjusted LIBOR Rate shall apply to
     -------------------------------
     the entire principal balance outstanding of the loan for any LIBOR Interest Period.

2.2  Adjusted LIBOR Based Rate Protections.
     -------------------------------------

     a. Inability to Determine Rate.  In the event that Bank shall have
        ---------------------------
        determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the LIBOR on the basis provided for in this Note, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such

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

        determination, whereupon (i) no LIBOR Advance shall be made until Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any request by Borrower for a LIBOR Advance shall be deemed to be a request for a Standard Advance.

     b. Illegality; Impracticability.  In the event that Bank shall determine,
        ----------------------------
        which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LIBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank's ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Bank to make any LIBOR Advances or to convert any portion of the loan to a LIBOR Advance shall be suspended until such notice be withdrawn by Bank, and (y) any request by Borrower for a LIBOR Advance shall be deemed to be a request for a Standard Advance.


                                        BORROWER:

                                        ScanSource, Inc.,
                                        a South Carolina Corporation     (SEAL)

ATTEST:

By: /S/ LEAH GANGLOFF                   By:/S/ JEFFERY A. BRYSON
    --------------------------             ---------------------------   (SEAL)

    ________________ Secretary          Its:    CFO
                                           ---------------------------

     [Corporate Seal]

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